UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2006

                           Electronic Game Card, Inc.
               (Exact name of registrant as specified in charter)

           Nevada                       000-25843                 87-0570975
(State or other jurisdiction           (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


              712 Fifth Avenue 19th floor, New York, New York 10019
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 646 723 8936

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On August 15, 2006, the Registrant's independent registered public accounting firm, Robison, Hill & Co., resigned as the Company's independent auditors due to the loss of a certain staff member who worked on our audit. Robison, Hill & Co. has not been able to replace that staff member in a timely manner.

The Registrant has not had any disagreements on matters of accounting, financial disclosure, accounting principles or practices or auditing scope or procedure, nor has Robison, Hill & Co. currently or in the past, resigned or declined to stand for re-election. The financial statements audited by Robison, Hill & Co. for the year ended December 31, 2005 do not contain an adverse opinion or a disclaimer of opinion, but include an uncertainty about the Registrant's ability to continue as a going concern.

On August 18, 2006, the Board of Directors approved the decision to change independent registered public accounting firms and dismissed Robison, Hill & Co. The Registrant has requested Robison, Hill & Co. address a letter to the Securities and Exchange Commission concurring with the above representation. A copy of such letter, dated August 21, 2006, is filed herewith as Exhibit 16.1.

(b) The Registrant appointed Mendoza Berger & Company, LLP as its new independent registered public accounting firm as of August 18, 2006. The firm's address is 9838 Research Drive, Irvine, California 92618.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.       Description

16.1 Letter from Robison, Hill & Co. to the Securities and Exchange Commission dated August 21, 2006



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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Electronic Game Card, Inc.

                                         By: /s/ Linden J. Boyne
                                         -----------------------------------
                                         Linden J. Boyne
                                         Chief Financial Officer


                                         August 21, 2006

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Exhibit Index

16.1 Letter from Robison, Hill & Co. to the Securities and Exchange Commission dated August 21, 2006